QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2003

CLARY CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	1-3489 (Commission File Number)	95-0630196 (IRS Employer Identification No.)
1960 South Walker Avenue, Monrovia, California 91016 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (626) 359-4486

Not Applicable
Former name or former address, if changed since last report

Exhibit Index on Page 4

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        On February 4, 2003, Clary Corporation (the "Company") and Dynamic Power Corporation ("DPC") issued a joint press release announcing the completion of the subsequent offering period relating to DPC's cash tender offer for the outstanding common shares and Series A preferred shares of the Company, and announcing that a total of 1,091,086 common shares and 4,666 Series A preferred shares of the Company were purchased pursuant to the tender offer. The joint press release also announced that DPC will acquire the remaining shares of the Company through a short-form merger in which all remaining shareholders of the Company who did not tender their shares in the tender offer will have their shares converted into the right to receive $2.00 per common share and $5.50 per Series A preferred share in cash without interest.

ITEM 6. EXHIBITS

        Exhibits:

  99.1
  Press Release dated February 4, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLARY CORPORATION
Date: February 4, 2003	By:	/s/ DONALD G. ASH Donald G. Ash Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibits	Description	Sequential Page No.
99.1	Press release dated February 4, 2003	5

QuickLinks

  ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
  ITEM 6. EXHIBITS
SIGNATURE
EXHIBIT INDEX